UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 August 25, 2004
                              ---------------------
                                (Date of Report)

                     Great Expectations and Associates, Inc.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)


Colorado                                333-44882                 84-1521955
----------------------------        ----------------         -------------------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


              4105 E. Florida Avenue, Suite 100, Denver, Co. 80222
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (303) 756-5703
                                 --------------
              (Registrant's telephone number, including area code)

ITEM  1.01 ENTRY INTO A MATERIAL AGREEMENT

         The Registrant entered into a Share Exchange and Reorganization Agreement on August 25, 2004 (the "Share Exchange"), with Advaxis, Inc., a Delaware corporation ("Advaxis"), and the shareholders of Advaxis, pursuant to which the Registrant will acquire Advaxis as a wholly owned subsidiary. The Share Exchange provides for (i) a one for two hundred (1-200) reverse stock split leaving existing shareholders of the Registrant with 752,600 shares of common stock of the Registrant (the "GXPT Common Stock") representing 3.75% of the fully diluted outstanding GXPT Common Stock and (ii) the issuance to the existing shareholders of Advaxis and others of 16,350,323 shares of GXPT Common Stock, warrants to purchase 584,885 shares of GXPT Common Stock and options to purchase 2,381,525 shares of GXPT Common Stock representing in aggregate 96.25% of the fully diluted outstanding GXPT Common Stock and bringing the total number of shares of the Registrant to 20,069,333 on a fully diluted basis. The Share Exchange is subject to the satisfaction of various closing conditions. No representation can be made that all of such conditions will be met or that the proposed transaction will be completed.

         A copy of the Registrant's press release is attached as Exhibit 99.1.

SECTION 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Not applicable.
         (b) Not applicable.
         (c) Exhibit 99.1 - Press Release dated August 25, 2004

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated: August 25, 2004


                                         Great Expectations and Associates, Inc.


                                                  By:    /s/ Fred Mahlke
                                                         -----------------------
                                                         Name: Fred Mahlke
                                                         Title: President